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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Royal Bank of Canada of our report dated January 8, 2001 relating to the consolidated financial statements of Centura Banks, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Historical Financial Data for Centura" in such Registration Statement.

PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 27, 2001